Exhibit 23.1

                        SADLER, GIBB & ASSOCIATES, L.L.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                       Registered with the Public Company
                           Accounting Oversight Board

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Kolasco Corp.

As independent registered public accountants, we hereby consent to the use of our report dated February 27, 2012, with respect to the financial statements of Kolasco Corp. in its registration statement on Form S-1 relating to the registration of 1,600,000 shares of common stock. We also consent to the reference of our firm under the caption "interests of name experts and counsel" in the registration statement.


/s/ Sadler, Gibb & Associates, LLC
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Sadler, Gibb & Associates, LLC
Salt Lake City, UT
March 26, 2012